Exhibit 10.2

IMAGEWARE SYSTEMS, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is entered into as of the 13th day of March, 2003, by and among ImageWare Systems, Inc., a California corporation (the “Company”) and the individuals and entities listed on the signature pages hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

Recitals

Whereas, the Investors are holders of those certain Convertible Subordinated Promissory Notes (the “Notes”) issued by the Company in March 2003; and

Whereas, in connection with the issuance of the Notes, the parties desire to enter into this Agreement in order to grant registration rights to the Investors as set forth below.

Now, Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

SECTION 1.                            GENERAL.

1.1          Definitions.  As used in this Agreement the following terms shall have the following respective meanings:

(a)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(b)           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c)           “Holder” means any person owning of record Registrable Securities that have not been sold to the public.

(d)           “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(e)           “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Notes and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, or (ii) held by a Holder if all shares of Common Stock of the Company issuable or issued upon conversion of the Notes held by such Holder may be sold pursuant to Rule 144 during any ninety (90) day period.

(f)            “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then convertible Notes.

(g)           “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 2.1 and Section 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)           “SEC” or “Commission” means the Securities and Exchange Commission.

(i)            “Securities Act” shall mean the Securities Act of 1933, as amended.

(j)            “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(k)           “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the issuance or resale of securities issued in such a transaction.

SECTION 2.                            REGISTRATION.

2.1          Form S-3 Registration.  The Company shall use commercially reasonable efforts to prepare promptly and file with the SEC as soon as practicable, but in no event later than May 12, 2003 [60 days following issuance of the last Note] a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.1:

(a)           if Form S-3 is not available for such offering by the Holders; or

(b)           if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after the date of such notice; or

(c)           if the Company shall have included, pursuant to Section 2.2, all Registrable Securities under a previously filed registration statement; or

(d)           in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.2          Piggyback Registrations.  To the extent the Company shall not have previously registered Registrable Securities under a registration statement filed pursuant to Section 2.1, the Holders shall have the rights set forth in this Section 2.2.  The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity, subject to the rights of other holders of registration rights granted by the Company also participating in such offering, to include in such registration statement all or part of such Registrable Securities held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)           Underwriting.  If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included by Holders in the underwriting may be reduced to zero.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(b)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3          Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to Section 2.1 or any registration under Section 2.2 shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

2.4          Obligations of the Company.  Whenever required to effect the registration of Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective and, in the case of a registration effected pursuant to Section 2.1, keep such registration statement effective until such date as is the earlier of (i) the date on which all of the Registrable Securities covered thereby have been sold, (i) the date on which all of the Registrable Securities covered thereby may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act or any successor provision, or (iii) the date that is two (2) years after the date on which such registration statement is declared effective by the SEC; provided, however, that at any time, upon written notice to the Holders and for a period not to exceed sixty (60) days thereafter (a “Suspension Period”), the Company may delay the filing or effectiveness of the registration statement or suspend the use or effectiveness of the registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have an adverse effect upon the Company, its shareholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto.  In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of the registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period.  The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c)           Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)           Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)           Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(f)            Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.5          Delay of Registration; Furnishing Information.

(a)           No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)           It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or Section 2.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

2.6          Termination of Registration Rights.  All registration rights granted under this Section 2 shall terminate and be of no further force and effect as of the earlier of (i) April 16, 2005 or (ii) the date on which there are no Registrable Securities then outstanding.

2.7          Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.1 or 2.2:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b)           To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act  (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.7 exceed the net proceeds from the offering received by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d)           If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)           The obligations of the Company and Holders under this Section 2.7 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.8          Amendment of Registration Rights.  Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding.  Any amendment or waiver effected in accordance with this Section 2.8 shall be binding upon each Holder and the Company.  By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

2.9          “Market Stand-Off” Agreement.  Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that all officers and directors of the Company enter into similar agreements.

2.10        Agreement to Furnish Information.  Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.9 or that are necessary to give further effect thereto.  In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in Section 2.9 shall not apply to a Special Registration Statement.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.  Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.9 and 2.10.  The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.9 and 2.10 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

SECTION 3.                            MISCELLANEOUS.

3.1          Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and to be performed entirely within California. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of San Diego, California.

3.2          Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

3.3          Entire Agreement.  This Agreement and the Notes constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and supersede any other agreements or promises between or made by the parties to each other, whether oral or written, including but not limited to that certain document entitled “JMR, Inc. Summary of Terms/Private Placement” dated January 29, 2003.  No party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of the Notes and this Agreement.

3.4          Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.5          Amendment and Waiver.

(a)           Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the then-outstanding Registrable Securities.

(b)           Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the then-outstanding Registrable Securities.

(c)           For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

3.6          Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.7          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

3.8          Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.9          Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

3.10        Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company shall issue additional Notes, any purchaser of such Notes shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

3.11        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

3.12        Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.13        Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

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In Witness Whereof, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:	INVESTORS:

ImageWare Systems, Inc.

By:	By:
Name:	Name:
Title:	Title: